UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )


Filed by the Registrant |X|

Filed by a Party other than the Registrant | |

Check the appropriate box:

| | Preliminary Proxy Statement

| | Confidential, for Use of the Commission Only
    (as Permitted by Rule 14a-6(e)(2))

|X| Definitive Proxy Statement

| | Definitive Additional Materials

| | Soliciting Material Under Rule 14a-12

                                InterTAN, Inc.
 ----------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)



 ----------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


-----------------------------------------------------------------------------
Payment of filing fee (Check the appropriate box):
    No fee required.

| | Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)   Title of each class of securities to which transaction applies:

    (2)   Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)   Proposed maximum aggregate value of transaction:

    (5)   Total fee paid:

          | | Fee paid previously with preliminary materials:

          | | Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

              (1) Amount Previously Paid:

              (2) Form, Schedule or Registration Statement No.:

              (3) Filing Party:

              (4) Date Filed:

[COMPANY LOGO] InterTAN, Inc.


               279 Bayview Drive, Barrie, Ontario   L4M 4W5


                                                              October 20, 2003


Dear Fellow Stockholder:

     It is a pleasure to invite you to InterTAN's 2003 Annual Meeting at 10:00 a.m., local time, at the offices of the Company located at 279 Bayview Drive, Barrie, Ontario, on Friday, December 5, 2003. At the meeting, stockholders will vote for the election of two directors and on such other business as may properly come before the meeting. In addition, you will receive a report on the operations of your company for the 2003 fiscal year and your management will be pleased to answer your questions.

     I urge each of you to read the accompanying Proxy Statement and the enclosed 2003 Annual Report, particularly the letter to stockholders included in the Annual Report, which describe the changes in the operating performance of your company that occurred in fiscal 2003.

     Whether you own a few or many shares of stock and whether or not you plan to attend in person, it is important that your shares be voted on matters that come before the meeting. I urge you to specify your choices by completing the enclosed GREEN proxy card and returning it promptly. If you sign and return your GREEN proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the Board of Directors' recommendations. Voting in advance of the Annual Meeting will not limit your right to vote in person should you wish to attend the Annual Meeting.

     I look forward to seeing you at InterTAN's 2003 Annual Meeting.

                                        Very truly yours,


                                        /s/ BRIAN E. LEVY


                                        BRIAN E. LEVY
                                        President and Chief Executive Officer

------------------------------------------------------------------------------

                                   IMPORTANT

     Your vote is important. Please take a moment to sign, date and promptly mail your GREEN proxy card in the postage-paid envelope provided. If your shares are registered in the name of a broker, only your broker can execute a proxy and vote your shares and only after receiving your specific instructions. Please contact the person responsible for your account and direct him or her to execute a proxy on your behalf today. If you have any questions or need further assistance in voting, please contact the firm assisting us in the solicitation of proxies:

                              Morrow & Co., Inc.
                       Call toll free at (800) 607-0088
------------------------------------------------------------------------------

                                InterTAN, Inc.
                               279 Bayview Drive
                        Barrie, Ontario, Canada L4M 4W5

                          ---------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held December 5, 2003

                          ---------------------------

TO THE HOLDERS OF COMMON STOCK
OF INTERTAN, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of InterTAN, Inc. (the "Company") will be held at the Company's offices located at 279 Bayview Drive, Barrie, Ontario, on Friday, December 5, 2003 at 10:00 a.m., local time, and at any or all adjournments or postponements thereof, for the following purposes:

     (1)  To elect two Class II Directors to serve for a three-year term; and

     (2) To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

     The date fixed by the Board of Directors as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on October 7, 2003, and only those holders of record of Common Stock on such record date will be so entitled. A list of stockholders of record who may vote at the Annual Meeting or at any adjournments or postponements will be available during business hours for any stockholder of the Company to examine for any purpose relevant to the Annual Meeting. The list will be available for at least ten days before the Annual Meeting at the office of the Secretary of the Company, 279 Bayview Drive, Barrie, Ontario, Canada L4M 4W5.

     The Notice of Annual Meeting of Stockholders is first being mailed to holders of Common Stock on or about October 21, 2003.

                                       By Order of the Board of Directors


                                       /s/ JEFFREY A. LOSCH


                                       JEFFREY A. LOSCH
                                       Senior Vice President, Secretary and
                                       General Counsel

Barrie, Ontario, Canada
October 20, 2003

     REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED GREEN PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IN THE EVENT YOU DECIDE TO ATTEND THE MEETING, YOU MAY, IF DESIRED, REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                                InterTAN, Inc.
                               279 Bayview Drive
                        Barrie, Ontario, Canada L4M 4W5

                             -------------------

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 5, 2003

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of InterTAN, Inc. (the "Company") of proxies to be voted at the annual meeting of stockholders scheduled to be held in Barrie, Ontario on December 5, 2003 at 10:00 a.m., local time, and at any and all adjournments or postponements thereof (the "Annual Meeting"). The date fixed by the Board of Directors as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on October 7, 2003 (the "Record Date"). The solicitation of the enclosed form of proxy is made on behalf of the Board of Directors.

     Copies of this Proxy Statement and the form of proxy are being mailed to stockholders on or about October 21, 2003. A copy of the Company's annual report containing financial statements for the fiscal year ended June 30, 2003 is enclosed with this Proxy Statement, but is not to be considered as a part of the proxy solicitation materials.

     The Annual Meeting is called for the following purposes: (i) to elect two Class II Directors to serve for a three-year term; and (ii) to transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

     Only holders of record of the Company's Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. The total number of outstanding shares of the Company's Common Stock as of the Record Date was 20,673,314. The Common Stock is the only class of the Company's stock outstanding and, therefore, is the only class entitled to vote at the Annual Meeting, with each share entitled to one vote. A stockholder may revoke a proxy at any time before such proxy is voted by giving written notice of such revocation, or delivering a later dated proxy, to the Secretary of the Company at the address set forth above. A proxy may also be revoked by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). If your shares are held by a broker, you must contact your broker to revoke your proxy. All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given, or if no directions are given, such proxies will be voted for the named director nominees.

     The presence, either by proxy or in person, of holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the Annual Meeting. Shares owned by the Company or by InterTAN Canada Ltd. are not voted and do not count for quorum purposes. In order to assure the presence of a quorum at the Annual Meeting, please vote your shares by completing, signing, and dating the enclosed GREEN proxy card and returning it promptly in the enclosed postage-paid envelope, even if you plan to attend the Annual Meeting in person.

     Votes cast at the meeting will be tabulated by persons appointed as inspectors of election for the Annual Meeting. Provided a quorum is present, the election of the Class II Director nominees will be by a plurality of the votes cast by the stockholders voting in person or by proxy at the Annual Meeting. Any abstentions, "broker non-votes" (shares held by brokers or nominees as to which they have no discretionary authority to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote thereon) or other limited proxies will have no effect on the election of directors, but will be counted as present to establish a quorum.

     A stockholder may: (i) vote for the election of both named director nominees, (ii) withhold authority to vote for both named director nominees or
(iii) vote for the election of one named director nominee and withhold authority to vote for the other by so indicating in the appropriate space on the GREEN proxy card. Duly executed and unrevoked GREEN proxies received by the Company prior to the Annual Meeting will be voted in accordance with the stockholders' specifications marked thereon. In the absence of a specific direction from the stockholder, the GREEN proxies will be voted for the election of both named director nominees.

     IF YOUR SHARES ARE HELD IN THE NAME OF A BANK, BROKER OR OTHER NOMINEE, WE URGE YOU TO CONTACT THE PARTY RESPONSIBLE FOR YOUR ACCOUNT AND DIRECT HIM OR HER TO VOTE "FOR" YOUR BOARD'S NOMINEES ON OUR GREEN PROXY CARD.

                             ELECTION OF DIRECTORS

Board of Directors

     As provided in the Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, the Board of Directors is divided as evenly as possible into three classes, with one class of directors elected at each annual meeting of stockholders to serve for a three-year term. The Board of Directors currently consists of five directors: one Class I Director, two Class II Directors and two Class III Directors.

     Two Class II Directors are to be elected at the Annual Meeting to hold office for a three-year term to expire at the Annual Meeting of Stockholders in 2006. Messrs. Ron G. Stegall and W. Darcy McKeough, each of whom is currently a director of the Company, have been nominated for election, and it is the intention of the persons named in the accompanying GREEN proxy card to vote for their election. Each of Messrs. Stegall and McKeough have indicated his willingness to serve for an ensuing term, but if one or more of such nominees is unable or should decline to serve as a director at or prior to the Annual Meeting, which is not anticipated by the Company, it is the intention of the persons named in the GREEN proxy card to vote for such other person as they, in their discretion, shall determine.

Recommendation of the Board of Directors

     The Board of Directors of the Company unanimously recommends that stockholders vote FOR Ron G. Stegall and W. Darcy McKeough as Class II Directors to hold office until the 2006 Annual Meeting of Stockholders and until each of their successors is elected and qualified.

Board of Directors and Management

     The following table sets forth certain information regarding the current directors and executive officers of the Company:


                 Name                  Age                                    Position
                 ----                  ---                                    --------

W. Darcy McKeough.................      70           Director---Class II (Director Nominee - term expiring at Annual
                                                     Meeting)
Ron G. Stegall....................      56           Director---Class II (Director Nominee - term expiring at Annual
                                                     Meeting) and Chairman of the Board
William C. Bousquette.............      66           Director---Class III (term expiring 2004)
Brian E. Levy.....................      44           Director---Class III (term expiring 2004) and President
                                                     and Chief Executive Officer
James T. Nichols..................      60           Director---Class I (term expiring 2005) and Vice Chairman
Jeffrey A. Losch..................      44           Senior Vice President, Secretary and General Counsel
James P. Maddox................         48           Vice President and Chief Financial Officer
Ean G. Daoust....................       46           Vice President

     W. Darcy McKeough has served as a director of the Company since February 1994. Mr. McKeough has been the chairman of McKeough Supply Inc., a HVAC and plumbing supply company, for over 10 years. He was formerly a director of The Canadian Imperial Bank of Commerce and currently serves as a trustee of Retirement Residences Real Estate Investment Trust and a director of other Canadian corporations, including CableServ Inc., a Canadian public company.

     Ron G. Stegall has served as a director of the Company since September 1996. In July 1997, Mr. Stegall became the Chairman of the Board of Directors. Mr. Stegall has been the Chief Executive Officer of Arlington Equity Partners, Inc., a private investment fund that invests in start-up retail operations, since February 1992 and has also been General Partner of American Eagle Harley-Davidson dealership since October, 2001. Mr. Stegall also serves as a director of Hastings Entertainment Inc., a retailer of books, music, software and videos, and Gadzooks, Inc., a leading retailer of teen fashion, both of which are public companies.

     William C. Bousquette has served as a director of the Company since July 1997. Since December 1996, Mr. Bousquette has been a self-employed independent investor. From January 1995 until December 1996, Mr. Bousquette served as Senior Vice President and Chief Financial Officer of Texaco Inc. Prior thereto Mr. Bousquette served as Executive Vice President and Chief Financial Officer of Tandy Corporation (now named RadioShack Corporation) from November 1990 to January 1995. Mr. Bousquette previously served as a director of the Company from July 1991 until August 1992. Mr. Bousquette also serves as a director of Gadzooks, Inc., a public company.

     James T. Nichols served as the President of the Company from January 1995 to January 1998 and has served as a director of the Company since February 1995, and as Vice Chairman of the Board of Directors since January 1998. From April 1996 to December 1998, Mr. Nichols served as the Chief Executive Officer of the Company; from January 1995 to April 1996, Mr. Nichols was the Company's Chief Operating Officer. Prior to joining the Company, Mr. Nichols was the Executive Vice President of Retail Operations with the RadioShack division of Tandy Corporation (now named RadioShack Corporation) from January 1992 until January 1995.

     Brian E. Levy has served as President and Chief Executive Officer of the Company since January 1999 and has served as a director since November 1998. Previously, he had served as President and Chief Operating Officer of the Company from January 1998 to January 1999. From September 1996 until December 1997 Mr. Levy served as President of Store Operations of Levitz Furniture Incorporated. Prior to September 1996, Mr. Levy served in various capacities for 22 years at Tandy Corporation (now named RadioShack Corporation), most recently including Senior Vice President - Tandy Specialty Retail Group, Vice President - Retail Operations, Incredible Universe, and Vice President - Midwest Division, RadioShack.

     Jeffrey A. Losch has served as Senior Vice President, Secretary and General Counsel of the Company since September 2001. From March 1999 to September 2001, Mr. Losch served as Vice President, Secretary and General Counsel of the Company. From December 1993 to March 1999, Mr. Losch was Corporate Counsel and Secretary at Whirlpool Canada Inc., the Canadian subsidiary of Whirlpool Corporation. Prior to December 1993, Mr. Losch was engaged in the private practice of law at the Toronto, Ontario office of the law firm Lang Michener.

     James P. Maddox has served as Vice President and Chief Financial Officer of the Company since January 2002. From September 2001 to January 2002, Mr. Maddox served as Vice President, Finance of the Company. From January 2000 to September 2001, Mr. Maddox was Vice President, Finance/Controller of the Company's Canadian subsidiary, InterTAN Canada Ltd. From July 1999 to January 2000, Mr. Maddox was Controller at Quality Meat Packers Ltd., a meat packaging company in Toronto, Ontario. From August 1994 to July 1999, Mr. Maddox held several senior financial positions with The Oshawa Group Limited, a large grocery retailer in Canada.

     Ean G. Daoust has served as Vice President of the Company since April 2003. Prior to April 2003, Mr. Daoust was employed by InterTAN Canada Ltd. for over 20 years and has served in various senior sales related capacities, most recently as Senior Vice President, Sales Channels.

     Each executive officer is elected annually by the Board of Directors immediately following the Annual Meeting of Stockholders to serve for the ensuing year, or until his successor is duly appointed.

Meetings and Committees of the Board of Directors; Compensation of Directors

     The Board of Directors of the Company held nine meetings during fiscal 2003, four by personal attendance, and five by telephone conference, and acted on one other matter by unanimous written consent. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees on which he served.

     In accordance with the Amended and Restated Bylaws of the Company, the Board of Directors has established an Audit Committee and an Organization and Compensation Committee.

     We have reviewed our corporate governance policies and practices in view of the Sarbanes-Oxley Act of 2002, the new rules adopted by the Securities and Exchange Commission and the current and proposed New York Stock Exchange (the "NYSE") listing rules.

     Messrs. McKeough, Bousquette, and Nichols, each of whom is independent as defined in Section 303.01(B)(2)(a) and (3) of the NYSE's listing standards as they are currently in effect, are current members of the Audit Committee through the Annual Meeting. Mr. McKeough is the Chairman of such committee. The functions of the Audit Committee include reviewing the Company's quarterly operating results and earnings releases; reviewing the audited financial statements and the recommendation to include them in the Company's annual report; reviewing with the independent auditors their assessment of the Company's reporting processes; the engagement, compensation and monitoring of the performance of the Company's independent auditors; reviewing the scope and timing of the Company's audit and non-audit services to be rendered by the independent accountants; confirming the independence of the auditors; and reviewing the report of the independent accountants upon completion of their audit. The Audit Committee held six meetings during fiscal 2003, three of which were by telephone conference. The Company's Board of Directors has adopted a written charter for the Audit Committee.

     Messrs. Bousquette, McKeough and Stegall, each of whom is a non-employee director under existing New York Stock Exchange listing standards, are the members of the Organization and Compensation Committee through the Annual Meeting. Mr. Bousquette is the Chairman of such committee. The principal functions of the committee are reviewing and making recommendations to the Board of Directors concerning compensation plans; the granting of stock options to executive officers and other personnel; appointments and promotions to official positions; reviewing corporate structure and making recommendations to the Board as to alterations thereof; and making recommendations to the Board of Directors with respect to any candidate for director of the Company and compensation of Board members. The Organization and Compensation Committee met one time during fiscal 2003 and acted on one other matter by unanimous written consent. To be considered by the Organization and Compensation Committee, stockholders who wish to suggest nominees for election to the Board of Directors at the 2004 Annual Meeting should submit their suggestions in writing no later than September 5, 2004 to the Secretary of the Company.

     A director who is an employee of the Company is not compensated for service as a member of the Board of Directors or any committee of the Board. In fiscal 2003, non-employee directors received cash compensation consisting of an annual retainer of $30,000, payable quarterly, plus $2,000 for each Board of Directors meeting personally attended and $500 for each meeting of the Board of Directors conducted by telephone conference call. In addition, Board members personally attending committee meetings not held in conjunction with a Board meeting receive $1,000 per committee meeting. If the committee meeting is conducted by telephone conference call, the compensation is $500. In fiscal 2003, the Chairman of the Board was paid an additional fee of $100,000 for services rendered to the Company, payable quarterly. As stated above, in fiscal 2003 there were nine Board meetings, four meetings where directors were in personal attendance, and five meetings by telephone conference. There were four committee meetings not held in conjunction with a Board meeting, each where committee members participated in person or by telephone. Expenses of attendance at Board and committee meetings are paid by the Company. During fiscal 2003, the Board of Directors acted once on other matters by unanimous written consent.

Solicitation by Dissident Group

     On August 12, 2003, Liberation Investments, L.P., a Delaware limited partnership, Liberation Investments Ltd., Liberation Investment Group LLC, and Emanuel R. Pearlman (collectively, the "Dissident Group") filed a Schedule 13D (the "Schedule 13D Filing") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In the Schedule 13D Filing, the Dissident Group stated, among other things, that they had "delivered a letter to the Company's secretary, in accordance with the Company's by-laws, providing their notice of intent to nominate two individuals to the Board of Directors of the Company at the 2003 Annual Meeting of Stockholders of the Corporation." The Schedule 13D Filing reported that the Dissident Group "intend to file a proxy statement and other relevant documents with the Securities and Exchange Commission and to solicit proxies in support of the election of [such nominees] to the InterTAN board."

     The Schedule 13D Filing further reported that the Dissident Group believes that its "nominees will, subject to their fiduciary duties to all InterTAN shareholders, propose a strategy for the Company to maximize shareholder value. Such a strategy could include, among other things, an extraordinary transaction, such as a sale of the Company's business or a conversion of the Company to a Canadian income trust."

     On August 26, 2003, the Dissident Group filed an amendment to the
Schedule 13D Filing (the "First Amendment"). The First Amendment reported, among other things, that

"until such time as a suitable alternative is implemented, the [Dissident Group] will continue to pursue the election of [the Dissident Group's nominees] to the InterTAN Board."

     On September 16, 2003, the Dissident Group filed preliminary proxy materials with the Securities and Exchange Commission relating to the Annual Meeting (the "Dissident Group Proxy Statement"). In the Dissident Group Proxy Statement, the Dissident Group proposed two director nominees.

     The Board of Directors unanimously opposes the nominees of the Dissident Group and urges stockholders to reject the proxy solicitation of the Dissident Group and not to sign or return any WHITE proxy cards sent by the Dissident Group.

Why the Board's Nominees Should Be Elected

     We oppose the Dissident Group's solicitation and urge that you not sign any proxy card sent to you by the Dissident Group. The Board believes that election of the Dissident Group's nominees is not in the best interests of the Company's stockholders, for the reasons discussed below.

     o The Board of Directors nominated Messrs. Stegall and McKeough because it believes that they are highly qualified. Messrs. Stegall and McKeough have significant industry experience and first-hand knowledge of the Company's business, operations and personnel, including over nine years of service on the Company's Board of Directors by Mr. McKeough and seven years of service on the Board (six years as chairman) by Mr. Stegall. Since April 2002, Mr. McKeough has also served as a trustee for Retirement Residences Real Estate Income Trust, a Canadian income trust, and he is familiar with the legal structure and operations of such trusts. The Board believes that each of its nominees is a highly respected businessman with significant business experience, as described in their biographies above. Mr. Stegall is the Chairman of the Company's Board of Directors, and Mr. McKeough is an independent director and the chairman of the Company's Audit Committee. The Board believes that the Company's nominees have superior board experience with respect to the sale of consumer electronics products and services. In contrast, based on the proxy materials provided by the Dissident Group, their nominees do not appear to have experience in the Company's business or industry.

     o Your Board of Directors believes that it has always acted to maximize shareholder value for all our stockholders, and is continuing to do so. As members of the Board over the past five years, the Company's nominees oversaw the successful disposition of the Company's Australian and United Kingdom operations. These operations, which were not adequately contributing to the Company's profitability, were sold for what the Board believes was a good price. The proceeds of those sales were used both to upgrade the Company's stores and infrastructure and to repurchase substantial amounts of the Company's stock in the open market--both of which the Board believes maximized shareholder value. The Dissident Group's nominees do not have this experience with the Company.

Beneficial Ownership of Voting Securities by Executive Officers and Directors

     The following table sets forth, as of September 30, 2003, information with respect to the beneficial ownership of Common Stock by the Company's directors, the Chief Executive Officer, each of the Company's three other executive officers, and all present directors and named executive officers as a group.

                                                                           Aggregate Number
                                                                              of Shares                      Percentage of
Name                                                                    Beneficially Owned (1)           Outstanding Shares(2)
----                                                                    ----------------------           ---------------------

William C. Bousquette............................................                107,100                           *
W. Darcy McKeough................................................                 75,000                           *
Ron G. Stegall...................................................                 87,500                           *
James T. Nichols.................................................                184,159                           *
Brian E. Levy....................................................                517,067                         2.50%
Jeffrey A. Losch.................................................                 39,203                           *
James P. Maddox..................................................                 32,725                           *
Ean G. Daoust....................................................                 25,429                           *
All Directors and Executive......................................              1,068,183                         5.17%
    Officers as a Group (8 persons)

-------------------------------
*    Less than 1% of issued and outstanding shares of Common Stock.

(1) The number of shares of Common Stock beneficially owned by each non-employee director (except for Mr. Nichols) includes 37,500 shares each pursuant to the 1991 Non-Employee Director Stock Option Plan and 30,000 shares beneficially owned by each non-employee director (including Mr. Nichols) pursuant to the Director Stock Option Grant approved in 1999, which such persons have a right to acquire on or within 60 days after September 30, 2003. The number of shares of Common Stock beneficially owned by Messrs. Levy, Losch, Maddox and Daoust include 438,500, 32,200, 19,000 and 19,766 shares, respectively, or 509,466 shares in the aggregate, which such persons have a right to acquire on or within 60 days after September 30, 2003 pursuant to certain stock options granted under the Company's 1996 Stock Option Plan. The number of shares beneficially held by Messrs. Levy, Losch, Maddox and Daoust includes 3,874, 1,034, 1,104 and 1,075 shares, respectively, indirectly held pursuant to the Company's Employee Stock Purchase Program for July, August and September in the current fiscal year (but does not include acquisitions made on behalf of these four individuals under such program for any month after September 2003). The number of shares beneficially held by Mr. Levy also includes 10,000 shares that he received in October 2000 pursuant to a contingent restricted stock unit award made in June 1999.

(2) Based on 20,673,314 shares outstanding, which was the number of shares outstanding as of September 30, 2003.

Principal Stockholders

     The Company, based upon information available to it, including public filings with the SEC, knows of no person who was the beneficial owner, as of September 30, 2003, of more than five percent (5%) of its issued and outstanding Common Stock other than as set forth in the following table:

                                                               Number of Shares
Name and Address                                              Beneficially Owned*                Percent of Class+
----------------                                              -------------------                -----------------

Royce & Associates, LLC                                          1,737,700(1)                          8.41%
      1414 Avenue of the Americas
      New York, New York   10019

Sprucegrove Investment Management Ltd.                           1,345,300(2)                          6.51%
      181 University Avenue, Suite 1300
      Toronto, Ontario  M5H 3M7

FleetBoston Financial Corp.                                      1,305,594(3)                          6.32%
      100 Federal Street
      Boston, Massachusetts   02110



                                                       7

Wellington Management Company, L.L.P.                            1,130,000(4)                          5.46%
      75 State Street
      Boston, Massachusetts  02019

Liberation Investments, L.P.,                                    1,117,200(5)                          5.40%
      Liberation Investments Ltd.,
      Liberation Investment Group LLC
      and Emanuel R. Pearlman
      c/o Libra Securities Group, LLC
      11766 Wilshire Boulevard, Suite 870
      Los Angeles, CA 90025

----------------------
* Unless indicated otherwise in the notes below, according to public filings made by such beneficial owners, each beneficial owner has sole voting and dispositive power with respect to the indicated shares.

+ Based on 20,673,314 shares outstanding, which was the number of shares outstanding as of September 30, 2003.

(1) According to a Schedule 13G filed by Royce & Associates, LLC on February 5, 2003.

(2) According to a Schedule 13G filed by Sprucegrove Investment Management Ltd. on May 28, 2003. Sprucegrove Investment reports it has sole power to vote or direct the voting over 877,400 shares; it has shared power to vote or direct the voting of 467,900 shares; it has sole power to dispose or direct the disposition of 877,400 shares and has shared power to dispose or direct the disposition of 467,900 shares.

(3) According to an Amendment No. 1 to a Schedule 13G filed by FleetBoston Financial Corp. on February 14, 2003. FleetBoston Financial Corp. reports it has sole power to vote or direct the voting of 883,444 shares; it has sole power to dispose or direct the disposition of 1,305,594 shares.

(4) According to a Schedule 13G filed by Wellington Management Company, L.L.P. on February 12, 2003. Wellington Management reports it has shared power to dispose or direct the disposition of 1,130,000 shares and shared power to vote or direct the voting of 945,000 shares.

(5) According to an Amendment No. 3 to a Schedule 13D filed jointly by Liberation Investments L.P., Liberation Investments Ltd., Liberation Investment Group, LLC and Emanual R. Pearlman on October 1, 2003, Liberation Investments L..P. beneficially owns 703,836 shares of Common Stock, Liberation Investments Ltd. beneficially owns 413,364 shares of Common Stock, Liberation Investments Group LLC, as the sole general partner of, and sole investment adviser to, Liberation Investments L.P. and Liberation Investments Ltd., beneficially owns 1,117,200 shares of Common Stock and Mr. Pearlman, as the majority member and the General Manager of Liberation Investments Group LLC, beneficially owns 1,117,200 shares of Common Stock.

                            EXECUTIVE COMPENSATION

     The following table sets forth the total annual compensation paid, payable, or accrued by the Company during fiscal 2003 and the two preceding fiscal years to or for the account of the Company's current Chief Executive Officer and each of the Company's three other executive officers. Also included is one other executive officer who left the Company during fiscal year 2003 (Mr. Michael D. Flink). Information set forth in the Summary Compensation Table below under the heading "Options/SARs" refers to shares of Common Stock underlying stock options. The Company has never granted any stock appreciation rights ("SARs"). The Company does not have any long-term incentive plans, other than its stock option plans.

     Dollar amounts referenced in this proxy statement refer to U.S. dollars, unless otherwise indicated. Please see note (4) to the Summary Compensation Table for conversion rates used in converting Canadian dollars to U.S. dollars.

                                                     Summary Compensation Table


                                                    Annual Compensation                 Long-Term Compensation
                                               -----------------------------      ----------------------------------
                                                                                             Securities
                                                                                Restricted   Underlying
                                                                Other Annual       Stock      Options/      LTIP       All Other
 Name and Principal          Fiscal    Salary     Bonus(1)     Compensation(2)    Awards        SARs      Payouts   Compensation(3)
       Position               Year       ($)         ($)              ($)           ($)        (#Shs)       ($)          ($)
--------------------------- -------- ---------- ----------- ------------------- ----------- ------------ ---------- ---------------
Brian E. Levy                 2003    483,846     68,246            8,654           --           75,000      --        119,074
(President and Chief          2002    500,000     34,723            9,000           --           75,000      --        65,155
Executive Officer)            2001    475,000    161,417            9,000           --              -0-      --        78,121

Jeffrey A. Losch(4)           2003    135,254     13,512            9,251           --           15,000      --        42,014
(Senior Vice                  2002    117,008      3,534            8,220           --           15,000      --        16,519
President, Secretary          2001     86,935     14,378            6,586           --              -0-      --        18,380
and General Counsel)

James P. Maddox(4)            2003    135,254     17,448            5,236           --           25,000      --        48,719
(Vice President and           2002     96,888     10,132            4,746           --           15,000      --        20,928
Chief Financial Officer)      2001         --         --               --           --               --      --            --


Ean G. Daoust(4)(5)           2003    116,302(5)  17,103(5)         8,441           --           15,100      --        20,286
(Vice President)              2002     86,003(5)  13,915(5)         2,123           --            7,000      --         7,797
                              2001         --         --               --           --               --      --            --

Michael D. Flink(4)(6)        2003    140,995         -0-           3,711           --               -0-     --        36,372(6)
(Former Executive             2002     57,123     14,390            1,598           --            20,000     --          6,778
Vice President,               2001         --         --               --           --                --     --             --
Merchandising and
Marketing)

----------------------------------------------------------------------------------------------------------------------------------

(1) All bonus awards are paid in cash; estimated bonus amounts are accrued at fiscal year end and typically paid shortly thereafter. Fiscal year 2003 bonus amounts for Messrs. Levy, Losch, Maddox and Daoust include the Company's matching contribution to the portion of such individual's bonus utilized to participate in the Employee Stock Purchase Program of $5,055, $1,001, $1,292 and $1,267, respectively.

(2) Amounts consist of the following: for Mr. Levy in fiscal year 2003, $8,654 as a car allowance and in each of fiscal years 2002 and 2001, $9,000 as a car allowance; for Mr. Losch in fiscal year 2003, $9,251 as a car allowance, in fiscal year 2002, $8,220 as a car allowance and in fiscal year 2001, $6,586 as a car allowance; for Mr. Maddox in fiscal year 2003, $5,236 in taxable benefits in respect of a leased Company car and in fiscal year 2002, $4,746 in taxable benefits in respect of a leased Company car; for Mr. Daoust in fiscal year 2003, $8,441 in taxable benefits in respect of a leased Company car and in fiscal year 2002, $2,123 in respect of a car allowance; and for Mr. Flink in fiscal year 2003, $3,711 in car lease payments and in fiscal year 2002, $1,598 in car lease payments.

(3) Amounts for fiscal year 2003 consist of the following: for Mr. Levy, $68,553 was accrued under the Company's Deferred Compensation Plan ("DCP"), $40,000 representing the Company's matching contribution to the Employee Stock Purchase Program ("SPP"), and $3,225 and $2,827 representing premiums paid, respectively, on term life and long-term disability insurance policies; for Mr. Losch, $14,699 was accrued under the DCP; $10,820 representing the Company's matching contribution to the SPP, $7,892 representing a housing allowance, and $2,086 and $1,512 representing premiums paid, respectively, on term life and long-term disability insurance policies; for Mr. Maddox, $24,539 was accrued under the DCP, $10,820 representing the Company's matching contribution to the SPP, and $3,554 and $4,801 representing premiums paid, respectively, on term life and long-term disability insurance policies; for Mr. Daoust, $3,191 was accrued under the DCP, $9,304 representing the Company's matching contribution to the SPP, and $879 and $1,242 representing premiums paid, respectively, on term life and long-term disability policies; and for Mr. Flink, $7,050 represents the Company's matching contribution to the SPP, $6,876 represents the aggregate of premiums paid on term life and critical illness policies, and $21,313 represents relocation expenses. Amounts also include the Company's matching contributions for Messrs. Levy, Losch, Maddox, Daoust and Flink of $4,469, $5,005, $5,005, $5,670 and $1,133, respectively, under the
     Company's Group Registered Retirement Savings Plan, a Canadian retirement plan that is substantially similar to a United States 401(k) plan.

(4) All payments to Messrs. Losch, Maddox, Daoust and Flink were made in Canadian funds; the exchange rate used herein in converting such payments to U.S. funds for reporting purposes is $0.6599 USD = $1.00 CDN for fiscal 2003, $0.6371 USD = $1.00 CDN for fiscal 2002 and $0.6586 USD =
     $1.00 CDN for fiscal 2001.

(5) Mr. Daoust began employment with the Company on April 29, 2003; fiscal 2003 Annual Compensation amounts reflect Mr. Daoust's compensation with the Company starting on April 29, 2003, as well as Mr. Daoust's compensation prior to April 29, 2003 as an employee of the Company's Canadian subsidiary. Due to such employment, Mr. Daoust was eligible for a bonus for the entire fiscal year. Prior to April 29, 2003, Mr. Daoust was not an officer of the Company, but because he was an officer of InterTAN Canada Ltd., disclosure regarding his compensation may be required for fiscal year 2002 pursuant to Instruction 2 to Item 402(a)(3) of Regulation S-K under the Exchange Act.

(6) Mr. Flink left the employ of the Company effective November 29, 2002 and entered into a retirement and consulting arrangement with the Company. See "Retirement Arrangement with Former Executive Officer" below.

     The following table sets forth information relating to stock options granted during fiscal 2003 to the individuals listed in the Summary Compensation Table, together with related information. No SARs were granted by the Company in fiscal 2003.

                                                Option/SAR Grants in Last Fiscal Year

                                                 Individual Grants
                                  -----------------------------------------------
                                   Securities        % of Total
                                   Underlying       Options/SARS                                      Potential Realizable Value
                                  Options/SARS       Granted to       Exercise or                     at Assumed Annual Rates of
                                   Granted (1)      Employees in       Base Price     Expiration    Stock Price Appreciation for
Name                               (# Shares)       Fiscal Year          ($/sh)          Date              Option Term*(2)
-------------------------------   -------------   ------------------  -----------     ----------    ----------------------------
                                                                                                          5%($)(3)    10%($)(4)
Brian E. Levy..................       75,000           28.8               6.07         05/29/13           286,500     725,250
Jeffrey A. Losch...............       15,000            5.8               6.07         05/29/13            57,300     145,050
James P. Maddox................       25,000            9.6               6.07         05/29/13            95,500     241,750
Ean G. Daoust..................       15,100            5.8               6.07         05/29/13            57,682     146,017
Michael D. Flink...............          -0-            n/a                n/a            n/a               n/a          n/a


-----------
* The dollar gains under these columns result from calculations assuming 5% and 10% annual growth rates as set by the Securities and Exchange Commission and are not intended to forecast future price appreciation of the Common Stock of the Company. The gains reflect a future value based upon growth, compounded annually during the 10-year option period, at these prescribed rates. The Company did not use an alternative formula for a grant date valuation, an approach which would state gains at present, and therefore lower, value. The Company is not aware of any formula that will determine with reasonable accuracy a present value based on unknown future or volatility factors. Consequently, the potential realizable value has not been discounted to present value.

     It is important to note that options have value to the listed executives and to all option recipients only if the market price of the Common Stock increases above the exercise price shown in the table during the effective option period.

(1) Options become exercisable, on a cumulative basis, in annual installments of one-third of the total amount awarded beginning one year after the date of grant.

(2) Assumes a rate of return based upon annually compounded values at the beginning of each period.

(3) In order to realize these aggregate amounts, the market price per share of Common Stock would have to equal $9.89 for the options granted to Messrs. Levy, Losch, Maddox and Daoust at an exercise price of $6.07 per share.

(4) In order to realize these aggregate amounts, the market price per share of Common Stock would have to equal $15.74 for the options granted to Messrs. Levy, Losch, Maddox and Daoust at an exercise price of $6.07 per share.

     The following table provides information relating to the exercise of stock options by the individuals listed in the Summary Compensation Table during fiscal 2003, together with related information, and the number and value of exercisable and unexercisable options held by such individuals at June 30, 2003. The Company has never granted any SARs.

                                                 Aggregated Option/SAR Exercises In
                                                Last Fiscal Year and Fiscal Year-End
                                                          Option/SAR Values


                                                                                Securities
                                                                                Underlying
                                                                               Unexercised
                                            Shares                             Options/SARs           Value of Unexercised
                                           Acquired                            at FY-End (#)        In-the-Money Options/SARs
                                              on               Value            Exercisable/             at FY-End ($)(1)
                                           Exercise           Realized         Unexercisable               Exercisable/
Name                                         (#)                ($)                                       Unexercisable
----------------------------------    -----------------    ------------   ---------------------  ------------------------------

Brian E. Levy.....................            --                 --          413,500/125,000          $1,107,550/$184,250
Jeffrey A. Losch..................            --                 --            27,200/25,000             $22,387/$36,850
James P. Maddox...................            --                 --            14,000/35,000              $2,450/$58,150
Ean G. Daoust.....................            --                 --            17,433/19,767              $9,076/$34,450
Michael D. Flink..................            --                 --                 n/a                        n/a

--------------------

(1) For purposes of determining whether an option was "in-the-money," this table uses the June 30, 2003 closing share price on the New York Stock Exchange for the Company's Common Stock of $8.20. The value of unexercised in-the-money options has been computed as the difference between the respective option exercise prices and $8.20, multiplied by the number of shares underlying the options.

                             Employment Contracts

     Brian E. Levy. Brian E. Levy serves as the President and Chief Executive Officer of the Company. Mr. Levy and the Company entered into an employment agreement dated June 10, 1999, which superseded a prior employment letter, and which was amended by a letter agreement dated February 19, 2001 (the "Amended Levy Employment Contract").

     Pursuant to the Amended Levy Employment Contract, if Mr. Levy's employment is terminated for any reason other than his voluntary resignation from the Company, his death or disability or his "gross misconduct", then, unless it is an involuntary termination following a Change in Control (as defined below under "Executive Compensation--Deferred Compensation Plan"), Mr. Levy is entitled to receive severance benefits equal to twelve (12) months of his then current base salary and bonus; such amount to be paid out in twelve (12) equal monthly installments. "Gross misconduct" means a conviction of, or the entry of a plea of nolo contendere or similar plea arrangement relating to a felony, whether relating to Company business or not, or the finding of reckless or willful misconduct in the performance of Mr. Levy's duties. Additionally, Mr. Levy becomes entitled to all unvested restricted stock units awarded to him pursuant to a contingent stock unit award made June 7, 1999 under the Company's Restricted Stock Unit Plan if a Change in Control occurs.

     If Mr. Levy's employment is involuntarily terminated within an eighteen
(18) month period following, or the scope of his responsibilities is materially modified or reduced due to, a Change in Control, Mr. Levy is entitled to receive severance benefits equal to twenty-four (24) months of his then current amount base salary and bonus; such amount to be paid in a single lump sum payment.

     Jeffrey A. Losch. Jeffrey A. Losch serves as Senior Vice President, Secretary and General Counsel of the Company. Mr. Losch and the Company entered into an employment agreement dated September 11, 2001 (the "Losch Employment Contract") that replaced a prior employment agreement dated February 23, 1999, as amended by a letter agreement dated February 15, 2000. Pursuant to the Losch Employment Contract, if Mr. Losch's employment with the Company is terminated for any reason other than his voluntary resignation from the Company, his death or disability or for "Cause", then, unless it is an involuntary termination following a Change in Control, Mr. Losch is entitled to a severance payment in an amount equal to nine (9) months of his then current base salary and base bonus. "Cause" shall be determined in accordance with the laws of the Province of Ontario.

     In the event that there is a Change in Control and Mr. Losch is either involuntarily terminated or there is a material reduction in the scope of his duties or responsibilities, occurring within eighteen (18) months following the Change in Control, Mr. Losch is entitled to receive severance benefits in an amount equal to twelve (12) months of his then current base salary and base bonus, payable in a single lump sum payment, and to the continuation of Company-paid health, dental and life insurance for that twelve (12) month period.

     James P. Maddox. James P. Maddox serves as Vice President and Chief Financial Officer of the Company. Mr. Maddox and the Company entered into an employment agreement dated September 10, 2001 (the "Maddox Employment Contract"). Pursuant to the Maddox Employment Contract, if Mr. Maddox's employment is terminated for any reason other than his voluntary resignation from the Company, for "Cause" or his death or disability, then, unless it is an involuntary termination following a Change in Control, Mr. Maddox is entitled to receive a severance payment in an amount equal to nine (9) months of his then current base salary and base bonus. "Cause" shall be determined in accordance with the laws of the Province of Ontario.

     In the event there is a Change in Control and Mr. Maddox is either involuntarily terminated or there is a material reduction in the scope of his duties or responsibilities, occurring within eighteen (18) months following the Change in Control, Mr. Maddox is entitled to receive severance benefits in an amount equal to twelve (12) months of his then current base salary and base bonus, payable in a single lump sum payment, and to the continuation of Company paid health, dental and life insurance for that twelve (12) month period.

     Ean G. Daoust. Ean G. Daoust serves as Vice President of the Company. Mr. Daoust and the Company entered into an employment agreement dated April 22, 2003 (the "Daoust Employment Contract"). The Daoust Employment Contract does not contain severance arrangements in the event his employment is involuntarily terminated or there is a material reduction in the scope of his duties or responsibilities, whether or not such termination or reduction results from a Change in Control.

                          Deferred Compensation Plan

     In fiscal 1989, the Board of Directors approved the InterTAN, Inc. Deferred Compensation Plan ("DCP"). Under the DCP, the Organization and Compensation Committee of the Board of Directors (the "Committee") has the authority to select full-time executive employees for participation therein. During fiscal 1998, the Committee selected Mr. Levy as a DCP participant. During fiscal 2000, Mr. Losch was selected as a DCP participant, during fiscal 2002, Mr. Maddox was selected as a DCP participant and during fiscal 2003, Mr. Daoust was selected as a

DCP participant. Under the DCP, the Committee determines, in its discretion, the "plan benefit amount" for each participant; the current amounts established for each of Messrs. Levy, Maddox, Losch and Daoust are $3,725,000, CDN $1,375,000, CDN $1,250,000 and CDN $1,257,500, respectively.

     The DCP is designed to provide benefits to a participant following retirement between the ages of 55 and 75. A participant's plan benefit amount is designed to represent his age 65 "normal" retirement payment. "Normal" retirement is from age 65 through 70. The earliest a participant may retire and receive benefits under the DCP is at age 55. A participant retiring "early" at age 55 is entitled only to one-half of his then current plan benefit amount; such amount cumulatively increasing by 10% for each year after age 55 (up to age 64) in which "early" retirement occurs. A participant retiring "late," between ages 71 and 75, will have his plan benefit amount cumulatively reduced 20% per year for each year, commencing at age 71, in which "late" retirement occurs.

     All retirement payments required to be made by the Company to a participant retiring between the ages of 55 and 75 are required to be paid in equal monthly installments over a period of 120 months. If a participant dies prior to age 55 while being employed full-time by the Company, the full plan benefit amount is required to be paid, in a lump sum, to the participant's designated beneficiary. To the greatest extent practicable, the Company intends to maintain corporate-owned life insurance on each participant in order to fund any required death payment. If a participant dies at or after age 55, and is then receiving payments under the DCP, such payments will continue to be paid to the participant's designated beneficiary. In the event a participant leaves the Company's employ for any reason prior to age 55, the participant will no longer be entitled to any benefits, at any time, under the DCP, except as described below. All payment obligations of the Company under the DCP are deemed to be unsecured and payable from the Company's general assets.

     The DCP contains a change of control provision. In the event of a Change in Control of the Company, a participant's plan benefit amount vests at the full amount (age 65 amount) regardless of the participant's actual age at the time of the Change in Control. Subsequently, if a participant's employment with the Company terminates, whether voluntarily or involuntarily, during a three-year period commencing on the date of the Change in Control event, the participant will be entitled to his plan benefit amount and has the right to elect to either: (i) be paid his full plan benefit amount in equal monthly installments over a period of 120 months; or (ii) receive a single lump sum payment equal to the net present value of the full plan benefit amount, calculated using an appropriate discount rate. Additionally, in the event a participant is involuntarily terminated and, within one year of such termination date, there occurs a Change in Control, the participant will be entitled to be paid his full plan benefit amount in equal monthly installments over a period of 120 months. A "Change in Control" occurs if: (a) any person, corporation, partnership, association, joint stock company, trust, unincorporated organization, or government, including a political subdivision thereof (or any combination thereof acting for the purpose of acquiring, holding, voting, or disposing of equity securities of the Company), acquires beneficial ownership of at least twenty percent (20%) of the then issued and outstanding Common Stock of the Company; or (b) on any day more than fifty percent (50%) of the members of the Board of Directors of the Company (excluding those members replacing deceased directors) were not directors two
(2) years prior to such date; or (c) substantially all the assets of the Company are sold or the Company is merged or consolidated or otherwise acquired by or with another corporation (other than a subsidiary of the Company) unless, as the result of any such merger, consolidation, or acquisition, (i) the Company is the surviving entity, and (ii) not more than twenty percent (20%) of the Company's then issued and outstanding Common Stock is sold or exchanged as the result of such merger, consolidation or acquisition. If there were a Change in Control as of the date of this Proxy Statement, each of Messrs. Levy, Maddox, Losch and Daoust would be entitled to payments under the DCP only if his employment with the Company terminates as described above; assuming such a termination, the individual has the right to elect that the payment be a present value lump sum payment or that all payments be made over a ten-year period as described above.

             Retirement Arrangement with Former Executive Officer

     Michael D. Flink. The Company and Michael D. Flink, former Executive Vice President of the Company, in connection with settling certain litigation brought by Mr. Flink against the Company, entered into a retirement and consulting arrangement in February 2003 whereby: (i) the Company paid Mr. Flink a retiring allowance of CDN. $100,000, (ii) the Company's subsidiary, InterTAN Canada Ltd., paid Michael Flink Consulting, an entity controlled by Mr. Flink, U.S. $157,171 as a pre-payment for three years of consulting services to be provided to InterTAN Canada Ltd., and (iii) the Company paid CDN. $32,100 on Mr. Flink's behalf in respect of certain legal services rendered to Mr. Flink in connection with such arrangement. Mr. Flink also agreed to be bound by non-competition and non-solicitation provisions for a period of three years following November 29, 2002, the effective date of his retirement.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

To the Stockholders of InterTAN, Inc.:

     This report discusses the actions of the Company's Organization and Compensation Committee (the "Compensation Committee") regarding compensation paid to executive officers in fiscal 2003. In writing this report, the Compensation Committee has tried to provide stockholders with a better understanding of the Company's executive compensation program, its basic provisions, the purpose of such program, and how it is administered. The role of the Compensation Committee is described above under "Election of Directors--Meetings and Committees of the Board of Directors; Compensation of Directors."

Compensation Philosophy

     The Compensation Committee believes that the primary objective of the Company's compensation program should be to maximize stockholder value over time. To accomplish this objective, the Company has adopted a comprehensive business strategy, which includes (i) offering a wide range of nationally and internationally branded products, in addition to its own private label products, (ii) emphasizing strategically selected core product categories that yield attractive margins, including products that allow the Company to differentiate its products from mainstream and large format consumer electronics retailers, and (iii) the introduction of service initiatives designed to produce service revenue and increase traffic to the Company's stores. The Company believes that this business strategy should increase the Company's earnings over time, thereby contributing to the maximization of shareholder value. The overall goal of the Compensation Committee is to develop executive compensation policies and practices that are consistent with and linked to the Company's strategic business objectives. More particularly, the Compensation Committee believes this overall goal can be primarily accomplished by linking the financial interests of the Company's management to the financial interests of the stockholders of the Company. The Company's compensation program is designed to achieve the overall goal by: (i) motivating executive officers toward effective long-term management of the Company through prudent use of equity-based programs that focus management attention on increasing long-term stockholder value, (ii) rewarding effective management of the Company's operations through annual performance incentives tied to increased performance levels of the Company, (iii) placing at risk a portion of an executive officer's total compensation and (iv) providing executive officers with competitive compensation opportunities as measured against industry norms in order to attract, motivate and retain key executive officers. The long-term and at-risk pay focus, orientation towards the use of equity-based compensation, and compensation competitiveness are the general principles to which the Compensation Committee adheres in the structuring of the compensation packages of executive officers. However, the Compensation Committee does not follow the principles in a mechanical fashion; rather, the Compensation Committee uses its experience and independent judgment in determining the compensation mix for each individual. The Compensation Committee believes that current compensation practices and levels meet the principles described herein.

     As discussed below in more detail, aside from certain benefits and "All Other Compensation" (which are reported as required in the tables preceding this report), an executive officer's total compensation package is comprised of three components: (i) base salary, (ii) annual performance incentives (i.e., bonuses and special bonuses), and (iii) long-term performance incentives (e.g., stock options).

     Base Salary. Base salaries for the Company's executive officers are generally determined with reference to, and so as to fall within the competitive range of, compensation paid to executives in similar positions at comparable companies in the retailing and consumer electronics industries, and with a view to setting a base salary at a sufficient level so as to provide proper motivation for long-term performance. Base salaries are reviewed annually by the Compensation Committee. Base salary adjustments are based on the Company's performance, the executive's performance, time in job, level of pay, competitive compensation and other factors.

     For fiscal 2004, the base salaries of Messrs. Levy, Maddox, Losch and Daoust have been set at $530,000, CDN$215,000, CDN$215,000 and CDN$215,000,
respectively.

     Annual Performance Incentives. The annual incentive compensation paid to the executive officers consisted of a bonus amount calculated using a formula based upon the achievement of certain targeted amounts of operating income (in fiscal 2003, the formula also took into account targeted amounts of adjusted gross profits) by the Company as well as some performance measures that are primarily influenced by actions of that executive officer. The Compensation Committee reserves the right to grant discretionary bonuses based upon subjective evaluation of each executive officer's individual performance.

     In determining the amount of the annual performance incentive compensation to be paid to the executive officers in fiscal 2004, Messrs. Levy, Maddox, Losch and Daoust have been assigned bonus base amounts of $350,000, CDN$90,000, CDN$63,000 and CDN$89,000, respectively.

     Long-Term Performance Incentives. The form of long-term performance incentives currently utilized by the Company for executive officers is stock options. The number of stock options granted to an executive (other than the Chief Executive Officer) is determined by the Compensation Committee after consultation with the Chief Executive Officer. The Compensation Committee, in its sole discretion, determines the number of stock options to be granted to the Chief Executive Officer. Factors that influence decisions regarding the size of the grant of options to a particular executive officer include tenure with the Company, history of past grants and awards, time in current job and level of, or significant changes in, responsibility, the past and potential future contribution of the executive to the achievement of Company objectives, as well as other relevant considerations. These subjective criteria are used for determining grants and awards to all executive officers. Stock options previously have been granted under the provisions of the Company's 1986 Stock Option Plan and 1996 Stock Option Plan and provide the basis for aligning the financial interests of the Company's executive officers with the long-term financial interests of the stockholders of the Company. Stock options are granted with an exercise price not less than the fair market value of the Company's Common Stock on the date of such grant, generally vest over three years, and provide value to the recipient only when the market price of the Common Stock increases above the option exercise price. The Compensation Committee believes that stock options provide executives with the opportunity to acquire an equity interest in the Company and to share in the appreciation of the value of the Company's Common Stock. The Compensation Committee is considering using stock-based performance awards (e.g., grants of the Company's shares) tied to pre-determined targets for the Company's long-term results as a form of incentive compensation that would continue to align the interests of the Company's stockholders with the interests of senior management. Some critics of stock options have stated that stock options tend to reward a company's senior management for short-term gains in stock prices rather than long-term results; the Compensation Committee is considering this criticism and whether stock-based performance awards would better align management's long-term interests with those of the Company's stockholders.

CEO Compensation

     The compensation of Mr. Levy, the President and Chief Executive Officer of the Company, for fiscal 2003 was determined by the Compensation Committee so as to reflect his past experience in senior positions in the retail industry and to provide the adequate motivation and incentive to develop, implement and execute both short and long-term strategic initiatives that would result in the realization of corporate growth and the commensurate appreciation of stockholder value. Specifically, in determining to pay Mr. Levy a $68,246 bonus for fiscal 2003, the Compensation Committee considered the adjusted gross profit and operating income achieved by the Company in such fiscal year.

Summary

     The Compensation Committee believes the executive compensation policies and programs described above serve the interests of the stockholders and the Company. Compensation delivered to executives is intended to be linked to, and commensurate with, Company performance and with stockholder expectations. The Compensation Committee cautions that the practice and the performance results of the compensation philosophy described herein should be measured over a period sufficiently long to determine whether strategy development and implementation are in line with, and responsive to, stockholder expectations.

                                   Organization and Compensation Committee

                                       William C. Bousquette, Chairman
                                       W. Darcy McKeough
                                       Ron G. Stegall

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee is composed entirely of the three non-employee directors named as signatories to the above Compensation Committee report. During fiscal 2003, no member of the Compensation Committee (nor any of their respective family members) was a party to any transaction with the Company exceeding $60,000. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                                 REPORT OF THE
                                AUDIT COMMITTEE

To the Stockholders of InterTAN, Inc.:

     This report discusses the responsibilities of the Audit Committee of the Company's Board of Directors (the "Audit Committee"), which are set forth in a written charter adopted by the Company's Board of Directors. Management is responsible for preparing the Company's consolidated financial statements and implementing internal controls. The independent auditors are responsible for auditing the consolidated financial statements and assessing the effectiveness of certain of the internal controls upon which they place reliance. The Audit Committee's mandate is one of oversight, and the review of the consolidated financial statements by the Audit Committee is not of the same detail as the audit performed by the independent auditors. Because management and the independent auditors spend more time preparing and auditing the Company's consolidated financial statements and have more knowledge and detailed information about the Company than the Audit Committee, the Audit Committee is not responsible for providing any expert or special assurance as to the Company's consolidated financial statements or any professional certification as to the independent auditors' work.

Review and Discussion

     The Audit Committee has reviewed and discussed with management the Company's audited consolidated financial statements contained in its Annual Report on Form 10-K for the fiscal year ended June 30, 2003. It has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380). Additionally, the Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with PricewaterhouseCoopers LLP its independence.

Independence of Audit Committee Members

     All three members of the Audit Committee are currently independent as independence is defined in Sections 303.01 (B)(2)(a) and (3) of the New York Stock Exchange's Listed Company Manual.

Recommendation to Include Audited Consolidated Financial Statements in Annual Report

     Based on the Audit Committee's review and discussions referred to above in "Report of the Audit Committee - Review and Discussion", the Audit Committee recommended to the Board of Directors of the Company that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2003 filed with the Securities and Exchange Commission.

                                          Audit Committee

                                               W. Darcy McKeough, Chairman
                                               William C. Bousquette
                                               James T. Nichols

                      SECTION 16(a) BENEFICIAL OWNERSHIP
                             REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's executive officers, directors and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). These reports are also filed with the New York Stock Exchange. A copy of each report is required to be furnished to the Company.

     Securities and Exchange Commission regulations require the Company to identify anyone who filed a required report late during the most recent fiscal year. Based solely upon a review of reports furnished to the Company during and with respect to fiscal 2003 and written representations that no other reports were required during fiscal 2003, all Section 16(a) filing requirements were met. Each of Messrs. Levy, Losch, Maddox and Daoust inadvertently filed indirect acquisitions made monthly pursuant to the Stock Purchase Plan ("SPP") and the granting of stock options during fiscal 2003 on a Form 5 - "Annual Statement of Beneficial Ownership of Securities" rather than on a monthly basis on ten occasions on a Form 4 - "Statement of Changes in Beneficial Ownership" for the months of September 2002 to June 2003, inclusive. However, all such transactions have since been fully reported.

                        INDEPENDENT PUBLIC ACCOUNTANTS

     PricewaterhouseCoopers LLP, which has served as the Company's independent public accountants since the Company's inception, has been appointed by the Audit Committee to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 2004. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from stockholders.

     Pursuant to the policy of the Company's Audit Committee adopted in April 2003, any fees to be billed by PricewaterhouseCoopers LLP for non-audit services are to be presented at each meeting of the Audit Committee. The chairman of the Audit Committee has the authority to approve fees for non-audit work up to an amount of $25,000. Full approval of the Audit Committee is required to approve non-audit fees in excess of $25,000.

Audit Fees

     For the fiscal years ended June 30, 2003 and June 30, 2002, PricewaterhouseCoopers LLP billed the Company for total audit fees of approximately $230,000 and $194,300, respectively, in respect of: (i) the audit of the Company's consolidated financial statements included in the Company's Annual Report on Form 10-K for such fiscal year; (ii) review of the unaudited consolidated financial statements included in the Company's quarterly reports on Form 10-Q filed during such fiscal year; and (iii) other services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings for those fiscal years.

Audit-Related Fees

     For the fiscal years ended June 30, 2003 and June 30, 2002, PricewaterhouseCoopers LLP billed the Company $52,083 and $12,875, respectively, for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and that are not reported above under "Independent Public Accountants--Audit Fees". Such services consisted of advice in responding to SEC queries, treatment of cooperative advertising funds and certain matters relating to inventory. None of these services was approved by the Audit Committee pursuant to 17 CFR 210.2-01(c)(7)(i)(C).

Tax Fees

     For the fiscal years ended June 30, 2003 and June 30, 2002, PricewaterhouseCoopers LLP billed the Company $279,600 and $240,000, respectively, for professional services rendered by PricewaterhouseCoopers LLP for tax compliance, tax advice and tax planning. Such services consisted of consulting and research activities in respect of the evaluation of strategic alternatives and matters involving United States taxes. The Audit Committee believes that the provision of these services is compatible with maintaining PricewaterhouseCoopers LLP's independence. None of these services was approved by the Audit Committee pursuant to 17 CFR 210.2-01(c)(7)(i)(C).

All Other Fees

     PricewaterhouseCoopers LLP did not bill the Company for any other products or services for the fiscal years ended June 30, 2003 and June 30, 2002.

                             STOCKHOLDER PROPOSALS

     From time to time, qualifying stockholders present proposals, which may be proper items for inclusion in the proxy statement and for consideration at an annual meeting. The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the 2004 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act is June 30, 2004. The deadline for submitting a stockholder proposal that is not to be included in such proxy statement and form of proxy is September 8, 2004. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company at 279 Bayview Drive, Barrie, Ontario, Canada L4M 4W5.

                     STOCKHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total returns of the Company's Common Stock, the Standard & Poor's SmallCap 600 Index and the Standard & Poor's Specialty Stores Index. The graph reflects the assumption of $100 invested on June 30, 1998 in the Common Stock and each of the indices assuming reinvestment of all dividends in successive fiscal years ending June 30.

                     COMPARISON OF 5 YEAR CUMULATIVE TOTAL
              AMONG INTERTAN, INC., THE S & P SMALLCAP 600 INDEX
                     AND THE S & P SPECIALTY STORES INDEX

                               [GRAPHIC OMITTED]



                                                                         Cumulative Total Return
                                      -----------------------------------------------------------------------------------------
                                          6/98           6/99            6/00           6/01            6/02           6/03
                                      ------------   -----------   -------------   ------------    ------------    ------------
INTERTAN, INC.                           100.00         372.09          327.89         390.68          311.15         228.83
S & P SMALLCAP 600                       100.00          97.69          111.74         124.16          124.50         120.05
S & P SPECIALTY STORES                   100.00          94.26           51.65          71.45           89.16          83.57



                              PROXY SOLICITATION

     The Company will bear the entire cost of soliciting its proxies for the Annual Meeting. Proxies may be solicited in person or by mail, telephone or facsimile, and may be solicited personally by directors and executive officers of the Company who will not receive special compensation for such services. The Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of Common Stock. The Company has retained Morrow & Co., Inc. ("Morrow") for solicitation services in connection with the solicitation. If the Dissident Group actually solicits proxies to elect its nominees, Morrow will receive a fee estimated at $150,000, together with reimbursement for its reasonable out-of-pocket expenses. The Company has agreed generally to indemnify Morrow against any losses, expenses or claims arising out of its retention for solicitation services, except for such losses, expenses or claims that result from Morrow's gross negligence, bad faith or willful misconduct. It is anticipated that Morrow will employ approximately forty (40) persons to solicit stockholders for the Annual Meeting if such an election contest actually develops. Costs incidental to the solicitation of proxies in an election contest include expenditures for printing, postage, legal, accounting, public relations, soliciting, advertising and related expenses and are expected to be approximately $700,000, in addition to the fees of Morrow described above (excluding the amount normally expended by the Company for the solicitation of proxies at its annual meetings). Total costs incurred to date for, in furtherance of, or in connection with these solicitations of proxies are approximately $220,000.

     Certain information about the directors and executive officers of the Company who may also solicit proxies is set forth in the attached Schedule I.
Schedule II sets forth certain information relating to shares of Common Stock owned by such persons and certain transactions between any of them and the Company.

                         INFORMATION NOT INCORPORATED
                                 BY REFERENCE

     The above Report of the Audit Committee, the Compensation Committee Report on Executive Compensation and the Stockholder Return Performance Graph and the information disclosed therein shall not be deemed to be "soliciting materials" or "filed" with the SEC or subject to the SEC's proxy rules or to the liabilities imposed by Section 18 of the Exchange Act, and such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Exchange Act or under the Securities Act of 1933.

                               OTHER INFORMATION

     As of the date of this Proxy Statement, management has no knowledge of any other business to be presented at the Annual Meeting; but if other business is properly brought before the meeting, the persons named in the enclosed form of proxy will vote according to their discretion.

     The form of proxy and this Proxy Statement have been approved by the Board of Directors and are being mailed and delivered to stockholders by its authority.

                                              InterTAN, Inc.

Barrie, Ontario, Canada
October 20, 2003

                           -------------------------

     The Annual Report to Stockholders of the Company for the fiscal year ended June 30, 2003, which includes financial statements, is being mailed to stockholders of the Company contemporaneously with the mailing of this Proxy Statement. The Annual Report does not form any part of the material for the solicitation of proxies. Additional copies of the Annual Report will be provided without charge upon written request to Nick Bobrow, Director of Treasury and External Reporting, InterTAN, Inc., 279 Bayview Drive, Barrie, Ontario, Canada L4M 4W5.

                           -------------------------

                                  SCHEDULE I

                     INFORMATION CONCERNING THE DIRECTORS
                     AND EXECUTIVE OFFICERS OF THE COMPANY

     The following table sets forth the name and the present occupation or employment (except with respect to the directors and executive officers, whose principal occupation is set forth in the Proxy Statement), and the name, principal business and address of any corporation or other organization in which such employment is carried on, of the directors and executive officers of the Company. Unless otherwise indicated below, the principal business address of each such person is 279 Bayview Drive, Barrie, Ontario, Canada and such person is an employee of the Company. Directors are indicated by an asterisk.

                Directors and Executive Officers of the Company
                -----------------------------------------------

Name and Principal Business Address

Ron G. Stegall*
c/o American Eagle Harley-Davidson
5920 South I-35 E
Cornith, Texas 76210

William C. Bousquette*
c/o InterTAN, Inc.
279 Bayview Drive
Barrie, Ontario, Canada
L4M 4W5

W. Darcy McKeough* c
c/o McKeough Supply Inc.
30 Dover Street Chatham,
Ontario N7L 1S6

James T. Nichols*
c/o InterTAN, Inc.
279 Bayview Drive
Barrie, Ontario, Canada
L4M 4W5

Brian E. Levy*
           President and Chief Executive Officer

Ean G. Daoust

           Vice President

Jeffrey A. Losch
           Senior Vice President, Secretary and General Counsel

James P. Maddox
           Vice President and Chief Financial Officer

                                  SCHEDULE II

            SHARES HELD BY DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY AND CERTAIN TRANSACTIONS BETWEEN ANY OF THEM AND THE COMPANY

Ownership of Shares

     The shares of Common Stock held by directors and executive officers of the Company are set forth in the Proxy Statement.

Purchases and Sales of Securities


The following table sets forth information concerning all purchases and sales of securities of the Company by directors and executive officers since September 1, 2001:

                                              Date of                           Nature of                      Number of Shares
            Name                            Transaction                       Transaction(1)                    of Common Stock
-----------------------------------    -------------------------     --------------------------------     -------------------------
       Brian E. Levy                          Sept-01                      Stock Purchase Plan                        767
      Jeffrey A. Losch                        Sept-01                      Stock Purchase Plan                         74
      James P. Maddox                         Sept-01                      Stock Purchase Plan                        116
       Ean G. Daoust                          Sept-01                      Stock Purchase Plan                        149
       Brian E. Levy                         15-Sep-01                     Stock Option Grant                      75,000
      Jeffrey A. Losch                       15-Sep-01                     Stock Option Grant                      15,000
      James P. Maddox                        15-Sep-01                     Stock Option Grant                      15,000
       Ean G. Daoust                         15-Sep-01                     Stock Option Grant                       7,000

       Brian E. Levy                          Oct-01                       Stock Purchase Plan                      1,072
      Jeffrey A. Losch                        Oct-01                       Stock Purchase Plan                        169
      James P. Maddox                         Oct-01                       Stock Purchase Plan                        139
       Ean G. Daoust                          Oct-01                       Stock Purchase Plan                        138

       Brian E. Levy                          Nov-01                       Stock Purchase Plan                        625
      Jeffrey A. Losch                        Nov-01                       Stock Purchase Plan                         82
      James P. Maddox                         Nov-01                       Stock Purchase Plan                        119
       Ean G. Daoust                          Nov-01                       Stock Purchase Plan                        118
      James T. Nichols                       6-Nov-01                         Sale of Shares                       25,000

       Brian E. Levy                          Dec-01                       Stock Purchase Plan                        558
      Jeffrey A. Losch                        Dec-01                       Stock Purchase Plan                         74



                                                                  1

                                              Date of                           Nature of                      Number of Shares
            Name                            Transaction                       Transaction(1)                    of Common Stock
-----------------------------------    -------------------------     --------------------------------     -------------------------
      James P. Maddox                         Dec-01                       Stock Purchase Plan                        108
       Ean G. Daoust                          Dec-01                       Stock Purchase Plan                        107

       Brian E. Levy                          Jan-02                       Stock Purchase Plan                        515
      Jeffrey A. Losch                        Jan-02                       Stock Purchase Plan                         90
      James P. Maddox                         Jan-02                       Stock Purchase Plan                        134
       Ean G. Daoust                          Jan-02                       Stock Purchase Plan                         97
      James T. Nichols                       19-Jan-02                        Sale of Shares                        2,500

       Brian E. Levy                          Feb-02                       Stock Purchase Plan                        513
      Jeffrey A. Losch                        Feb-02                       Stock Purchase Plan                        112
      James P. Maddox                         Feb-02                       Stock Purchase Plan                        112
       Ean G. Daoust                          Feb-02                       Stock Purchase Plan                         98
      James T. Nichols                       21-Feb-02                        Sale of Shares                      100,000

       Brian E. Levy                          Mar-02                       Stock Purchase Plan                        659
      Jeffrey A. Losch                        Mar-02                       Stock Purchase Plan                        136
      James P. Maddox                         Mar-02                       Stock Purchase Plan                        173
       Ean G. Daoust                          Mar-02                       Stock Purchase Plan                        150

       Brian E. Levy                          Apr-02                       Stock Purchase Plan                        522
      Jeffrey A. Losch                        Apr-02                       Stock Purchase Plan                        115
      James P. Maddox                         Apr-02                       Stock Purchase Plan                        115
       Ean G. Daoust                          Apr-02                       Stock Purchase Plan                        100

       Brian E. Levy                          May-02                       Stock Purchase Plan                        487
      Jeffrey A. Losch                        May-02                       Stock Purchase Plan                        109
      James P. Maddox                         May-02                       Stock Purchase Plan                        109
       Ean G. Daoust                          May-02                       Stock Purchase Plan                         95
      James T. Nichols                       15-May-02                        Sale of Shares                       50,000
     James T. Nichols                        15-May-02                    Gifted Common Shares                      1,300
       Ean G. Daoust                         30-May-02            Exercise of Options and Sale of Shares            1,250

       Brian E. Levy                          Jun-02                       Stock Purchase Plan                        506
      Jeffrey A. Losch                        Jun-02                       Stock Purchase Plan                        118
      James P. Maddox                         Jun-02                       Stock Purchase Plan                        118
       Ean G. Daoust                          Jun-02                       Stock Purchase Plan                         99



                                                                 2

                                              Date of                           Nature of                      Number of Shares
            Name                            Transaction                       Transaction(1)                    of Common Stock
-----------------------------------    -------------------------     --------------------------------     -------------------------
       Brian E. Levy                          Jul-02                       Stock Purchase Plan                        915
      Jeffrey A. Losch                        Jul-02                       Stock Purchase Plan                        243
      James P. Maddox                         Jul-02                       Stock Purchase Plan                        243
       Ean G. Daoust                          Jul-02                       Stock Purchase Plan                        123

       Brian E. Levy                          Aug-02                       Stock Purchase Plan                        697
      Jeffrey A. Losch                        Aug-02                       Stock Purchase Plan                        183
      James P. Maddox                         Aug-02                       Stock Purchase Plan                        183
       Ean G. Daoust                          Aug-02                       Stock Purchase Plan                        459

       Brian E. Levy                          Sep-02                       Stock Purchase Plan                        862
      Jeffrey A. Losch                        Sep-02                       Stock Purchase Plan                        225
      James P. Maddox                         Sep-02                       Stock Purchase Plan                        225
       Ean G. Daoust                          Sep-02                       Stock Purchase Plan                        192

       Brian E. Levy                          Oct-02                       Stock Purchase Plan                        995
      Jeffrey A. Losch                        Oct-02                       Stock Purchase Plan                        257
      James P. Maddox                         Oct-02                       Stock Purchase Plan                        257
       Ean G. Daoust                          Oct-02                       Stock Purchase Plan                        219

       Brian E. Levy                          Nov-02                       Stock Purchase Plan                        898
      Jeffrey A. Losch                        Nov-02                       Stock Purchase Plan                        234
      James P. Maddox                         Nov-02                       Stock Purchase Plan                        234
       Ean G. Daoust                          Nov-02                       Stock Purchase Plan                        200

       Brian E. Levy                          Dec-02                       Stock Purchase Plan                        834
      Jeffrey A. Losch                        Dec-02                       Stock Purchase Plan                        220
      James P. Maddox                         Dec-02                       Stock Purchase Plan                        220
       Ean G. Daoust                          Dec-02                       Stock Purchase Plan                        187

       Brian E. Levy                          Jan-03                       Stock Purchase Plan                        833
      Jeffrey A. Losch                        Jan-03                       Stock Purchase Plan                        220
      James P. Maddox                         Jan-03                       Stock Purchase Plan                        220
       Ean G. Daoust                          Jan-03                       Stock Purchase Plan                        282

       Brian E. Levy                          Feb-03                       Stock Purchase Plan                      1,151
      Jeffrey A. Losch                        Feb-03                       Stock Purchase Plan                        311



                                                                 3

                                              Date of                           Nature of                      Number of Shares
            Name                            Transaction                       Transaction(1)                    of Common Stock
-----------------------------------    -------------------------     --------------------------------     -------------------------
      James P. Maddox                         Feb-03                       Stock Purchase Plan                        311
       Ean G. Daoust                          Feb-03                       Stock Purchase Plan                        266

       Brian E. Levy                          Mar-03                       Stock Purchase Plan                      1,998
      Jeffrey A. Losch                        Mar-03                       Stock Purchase Plan                        543
      James P. Maddox                         Mar-03                       Stock Purchase Plan                        432
       Ean G. Daoust                          Mar-03                       Stock Purchase Plan                        309

       Brian E. Levy                          Apr-03                       Stock Purchase Plan                      1,175
      Jeffrey A. Losch                        Apr-03                       Stock Purchase Plan                        329
      James P. Maddox                         Apr-03                       Stock Purchase Plan                        329
       Ean G. Daoust                          Apr-03                       Stock Purchase Plan                        281
       Brian E. Levy                         29-Apr-03                     Stock Option Grant                      75,000
      Jeffrey A. Losch                       29-Apr-03                     Stock Option Grant                      15,000
      James P. Maddox                        29-Apr-03                     Stock Option Grant                      25,000
       Ean G. Daoust                         29-Apr-03                     Stock Option Grant                      15,100

       Brian E. Levy                          May-03                       Stock Purchase Plan                      1,044
      Jeffrey A. Losch                        May-03                       Stock Purchase Plan                        303
      James P. Maddox                         May-03                       Stock Purchase Plan                        303
       Ean G. Daoust                          May-03                       Stock Purchase Plan                        258

       Brian E. Levy                          Jun-03                       Stock Purchase Plan                        866
      Jeffrey A. Losch                        Jun-03                       Stock Purchase Plan                        262
      James P. Maddox                         Jun-03                       Stock Purchase Plan                        263
       Ean G. Daoust                          Jun-03                       Stock Purchase Plan                        221

       Brian E. Levy                          Jul-03                       Stock Purchase Plan                      1,202
      Jeffrey A. Losch                        Jul-03                       Stock Purchase Plan                        357
      James P. Maddox                         Jul-03                       Stock Purchase Plan                        357
       Ean G. Daoust                          Jul-03                       Stock Purchase Plan                        305

       Brian E. Levy                          Aug-03                       Stock Purchase Plan                        781
      Jeffrey A. Losch                        Aug-03                       Stock Purchase Plan                        223
      James P. Maddox                         Aug-03                       Stock Purchase Plan                        223
       Ean G. Daoust                          Aug-03                       Stock Purchase Plan                        253

       Brian E. Levy                          Sep-03                       Stock Purchase Plan                      1,801



                                                                 4

                                              Date of                           Nature of                      Number of Shares
            Name                            Transaction                       Transaction(1)                    of Common Stock
-----------------------------------    -------------------------     --------------------------------     -------------------------
      Jeffrey A. Losch                        Sep-03                       Stock Purchase Plan                        453
      James P. Maddox                         Sep-03                       Stock Purchase Plan                        523
       Ean G. Daoust                          Sep-03                       Stock Purchase Plan                        517

(1) Transactions described as "Stock Purchase Plan" are acquisitions made pursuant to the InterTAN Stock Purchase Plan ("SPP") for the month indicated and are indirectly held by the individual until distribution from the SPP. The shares acquired for a full fiscal year are distributed in mid-August of each year, whereupon the shares are held directly.


Other Transactions and Relationships

     William C. Bousquette and James T. Nichols have agreed to serve as the proxies on the Company's GREEN Annual Meeting proxy cards.

     Except as disclosed in this Schedule or in the Proxy Statement, to the knowledge of the Company, none of the Company or any of its directors or executive officers named in Schedule I owns any securities of the Company or any subsidiary of the Company, beneficially or of record, has purchased or sold any of such securities within the past two years or is or was within the past year a party to any contract, arrangement or understanding with any person with respect to any such securities. Except as disclosed in this Schedule or in the Proxy Statement, to the knowledge of the Company and its directors and executive officers in Schedule I, none of their associates beneficially owns, directly or indirectly, any securities of the Company. The Company owns, directly or indirectly, all of the common stock of its subsidiary InterTAN Canada Ltd.

     Other than as disclosed in this Schedule or in the Proxy Statement, to the knowledge of the Company, none of the Company or any of its directors or executive officers named in Schedule I has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

     Other than as disclosed in this Schedule and in the Proxy Statement, to the knowledge of the Company, none of the Company or any of its directors or executive officers named in Schedule I is, or has been within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

     Other than as set forth in this Schedule or in the Proxy Statement, to the knowledge of the Company, none of the Company or any of its directors or executive officers named in Schedule I, or any of their associates, has had or will have a direct or indirect material interest in any transaction or series of similar transactions since the beginning of the Company's last fiscal year or any currently proposed transactions, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeds $60,000.

     Other than as set forth in this Schedule and in the Proxy Statement, to the knowledge of the Company, none of the Company or any of its directors or executive officers named in Schedule I, or any of their associates, has any arrangements or understandings with any person with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

                             [FORM OF PROXY CARD]
                                                              GREEN PROXY CARD
                                     PROXY

                                InterTAN, Inc.

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INTERTAN, INC.

     The undersigned, having received the Notice of Annual Meeting and Proxy Statement, hereby appoints James T. Nichols and William C. Bousquette, and each or either of them, attorneys and proxies for and in the name of the undersigned, with full power of substitution, to vote in person or by proxy all the shares of common stock of InterTAN, Inc. held of record by the undersigned on October 7, 2003 and which the undersigned is entitled to vote on all matters which may come before the 2003 Annual Meeting of Stockholders of InterTAN, Inc. to be held in Barrie, Ontario, Canada on December 5, 2003 and any adjournments or postponements thereof, as indicated on this proxy. The proxies, in their discretion, are further authorized to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, are further authorized to vote on any matters which the Board of Directors did not know would be presented at the meeting by a reasonable time before the proxy solicitation was made, and are further authorized to vote on other matters which may properly come before the 2003 Annual Meeting and any adjournments or postponements thereof. The undersigned hereby revokes any previous proxies with respect to the matters covered by this proxy.

If no directions are given, this Proxy will be voted "FOR" the election of both of the nominees named in Item 1 on the reverse side of this proxy.

Please Sign, Date and Promptly Return This Proxy in the Enclosed Envelope.

The Proxies Cannot Vote Your Shares Unless You Sign on the Reverse Side and Return This Card.

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        SEE REVERSE                    CONTINUED AND TO BE SIGNED ON REVERSE SIDE                        SEE REVERSE
            SIDE                                                                                             SIDE

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INTERTAN, INC.                                    THIS IS YOUR PROXY.
C/O Morrow & Co., Inc.                          YOUR VOTE IS IMPORTANT.
445 Park Avenue
5th Floor
New York, New York 10022
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              Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the Annual Meeting by promptly returning your proxy in the enclosed envelope.


                                                             DETACH HERE
                                                                                                                  GREEN PROXY CARD
|X|   Please mark
      votes as in
      this example.

This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR the election of the Director Nominees.

1.   Election of Directors.

Class II Nominees: (01) W. Darcy McKeough and (02) Ron G. Stegall

                    FOR                                     WITHHELD
                    ALL                                     FROM ALL
                  NOMINEES         | |           | |        NOMINEES

                  | |
                      -------------------------------------------------------
                      For all nominees except as noted above



                                                                            IMPORTANT: Whether or not you expect to attend the
                                                                            Annual Meeting in person, please date, sign and return
                                                                            this proxy. Please sign EXACTLY as your name appears
                                                                            hereon. Joint owners should EACH sign. When signing as
                                                                            partner, corporate officer, attorney, executor,
                                                                            administrator, trustee or guardian, please give full
                                                                            title as such. This proxy votes all shares held in
                                                                            all capacities.


Date:___________                                                                 Date:___________
Signature: ____________________                                                  Signature: ____________________
Title: ____________________                                                      Title: ____________________
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